Exhibit 10.1

CHIEF EXECUTIVE OFFICER AND DIRECTOR AGREEMENT

THIS CHIEF EXECUTIVE OFFICER AND DIRECTOR AGREEMENT (the “Agreement”), is entered into as of November 2, 2026 (the “Effective Date”), by and between Ocean Capital Acquisition Corporation, a British Virgin Islands business company (the “Company”), and Ms. Yiyan Li, an individual (“Ms. Li”) (individually, each a “Party” and collectively, the “Parties”).

WHEREAS, the Company desires to appoint Ms. Li as its Chief Executive Officer, the Chairman of the board of directors of the Company (the “Board”) and a director of the Company, to assure itself of the services of Ms. Li during the term of the Appointment (as defined below).

WHEREAS, Ms. Li desires to serve as the Chief Executive Officer, the Chairman of the Board and a director of the Company during the term of the Appointment and upon the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	POSITION

Ms. Li hereby accepts her appointment as (i) the Chief Executive Officer of the Company, (ii) the Chairman of the Board and (iii) a director of the Company (collectively, the “Appointment”).

2.	TERM

Subject to the adoption of the applicable Resolution of Directors, the Appointment shall commence on the Effective Date. Ms. Li shall serve as a director of the Company, the Chief Executive Officer and the Chairman of the Board until her resignation from, or removal by the Board from, the applicable office in accordance with Section 6 of this Agreement, the Company’s amended and restated memorandum and articles of association, as amended from time to time (the “Charter Documents”), and applicable law.

Ms. Li shall serve as a director for the term specified in the applicable Resolution of Directors. If no term is specified in such resolution, Ms. Li shall hold office as a director until the next annual general meeting of the Company or until her earlier resignation or removal in accordance with Section 6 of this Agreement, the Charter Documents and applicable law. If Ms. Li is appointed to fill a vacancy on the Board, her term as a director shall not exceed the unexpired term of the director whose cessation of office created such vacancy.

The period during which Ms. Li serves in any one or more of the foregoing capacities is referred to herein as the “Term.”

3.	DUTIES AND RESPONSIBILITIES

(a)	In her capacity as Chief Executive Officer, Ms. Li shall perform the duties and exercise the authority customarily incident to the office of chief executive officer of a similarly situated company and shall perform such other duties and exercise such other authority as may from time to time be assigned to her by the Board, in each case consistent with her position as Chief Executive Officer.

(b)	In her capacity as Chairman of the Board, Ms. Li shall preside over meetings of the Board and perform such other duties and exercise such other authority as may be provided in the Charter Documents or assigned to her by the Board from time to time.

(c)	In her capacity as a director, Ms. Li shall perform the duties and responsibilities required under applicable British Virgin Islands law, the Charter Documents and the policies of the Company applicable to directors. Ms. Li shall exercise her powers for a proper purpose, act honestly and in good faith in what she believes to be the best interests of the Company, and promptly disclose any interest in a transaction entered into or proposed to be entered into by the Company.

4.	NO BREACH OF CONTRACT

Ms. Li hereby represents to the Company that: (i) the execution and performance of this Agreement will not materially breach any agreement or obligation binding upon Ms. Li; (ii) Ms. Li is not subject to any obligation that would materially prevent her from performing her duties under this Agreement; and (iii) Ms. Li shall not improperly use or disclose any confidential or proprietary information belonging to any other person in performing such duties.

5.	REMUNERATION AND BENEFITS

Subject to the consummation of the Company’s initial Business Combination and Ms. Li’s continued service as a director through the closing thereof, Ms. Li shall be entitled to receive from SB Capital Holding Corporation (the “Sponsor”) a shareholder interest in the Sponsor representing an indirect economic interest in 80,000 insider shares held by the Sponsor. Ms. Li shall also be entitled to reimbursement of reasonable and properly documented out-of-pocket expenses incurred in connection with the performance of her duties, subject to the Company’s policies, its organizational documents and applicable law, and solely from funds available outside the Trust Account.

6.	CESSATION OF APPOINTMENT

(a)	Each of Ms. Li’s service as Chief Executive Officer and her service as Chairman of the Board shall cease, with respect to the applicable office, upon the earliest of: (i) her resignation from such office by written notice to the Company; (ii) her removal from such office by the Board in accordance with the Charter Documents and applicable law; (iii) her death; and (iv) the liquidation or dissolution of the Company. Any such resignation shall take effect on the date specified in the applicable notice or, if no date is specified, upon receipt of such notice by the Company.

(b)	Ms. Li’s service as a director shall cease upon the earliest of: (i) the expiration of the term specified in the Resolution of Members or Resolution of Directors appointing her; (ii) her death; (iii) her resignation as a director in accordance with the Charter Documents; (iv) her removal as a director in accordance with the Charter Documents and applicable British Virgin Islands law; (v) her becoming disqualified from acting as a director under applicable law; and (vi) the liquidation or dissolution of the Company.

(c)	Any resignation by Ms. Li as a director shall be made by written notice to the Company and shall take effect on the date such notice is received at the office of the Company’s registered agent, or on such later date as may be specified in the notice, in accordance with Regulation 9.6 of the Charter Documents. Any removal of Ms. Li as a director shall be effected only by the corporate action required under the Charter Documents and applicable law.

(d)	Unless otherwise expressly provided in the applicable Resolution of Directors, resignation notice or other corporate action, the cessation of Ms. Li’s service as Chief Executive Officer shall not, by itself, result in the cessation of her service as Chairman of the Board or as a director, and the cessation of her service as Chairman of the Board shall not, by itself, result in the cessation of her service as Chief Executive Officer or as a director. The cessation of Ms. Li’s service as a director shall automatically result in the cessation of her service as Chairman of the Board but shall not, by itself, result in the cessation of her service as Chief Executive Officer.

(e)	Upon cessation of Ms. Li’s service in any or all of the foregoing capacities, Ms. Li shall not be entitled to any severance payment, compensation for loss of office, employee benefit, bonus or acceleration of any equity award.

7.	CONFIDENTIALITY AND NON-DISCLOSURE

(a)	Confidentiality and Non-disclosure. The Company and Ms. Li each acknowledge that, in order for the intentions and purposes of this Agreement to be accomplished, Ms. Li hereby agrees at all times during the Term and after her termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, corporation or other entity without prior written consent of the Company, any Confidential Information. Ms. Li understands that “Confidential Information” means any proprietary or confidential information of the Company, its affiliates, or their respective clients, customers or partners, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers, supplier lists and suppliers, software developments, inventions, processes, formulas, technology, designs, hardware configuration information, personnel information, marketing, finances, information about the suppliers, joint ventures, franchisees, distributors and other persons with whom the Company does business, information regarding the skills and compensation of other employees of the Company or other business information disclosed to Ms. Li by or obtained by Ms. Li from the Company, its affiliates, or their respective clients, customers or partners, either directly or indirectly, in writing, orally or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is generally available and known to the public through no fault of Ms. Li.

(b)	Company Property. Ms. Li understands that all Company records and materials created, received or maintained by Ms. Li in connection with the performance of her duties are property of the Company and subject to inspection by the Company at any time. Upon termination or at any other time when requested by the Company, Ms. Li will promptly deliver to the Company all documents and materials of any nature pertaining to her work with the Company and will provide written certification of her compliance with this Agreement. Under no circumstances will Ms. Li have, following her termination, in her possession any property of the Company, or any documents or materials or copies thereof containing any Confidential Information.

(c)	Employer Information. Ms. Li agrees that she has not and will not, during the Term, improperly use or disclose any proprietary information or trade secrets of any current or former employers or other persons or entities with which Ms. Li has an agreement or duty to keep in confidence information acquired by Ms. Li, if any.

(d)	Third Party Information. Ms. Li recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Ms. Li agrees that she owes the Company and such third parties, during the Term and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Company’s agreement with such third party.

This Section 7 shall survive the termination of this Agreement for any reason. In the event Ms. Li breaches this Section 7, the Company shall have the right to seek remedies permissible under applicable law.

8.	INDEMNIFICATION

The Company agrees to indemnify Ms. Li for her activities as a director and officer of the Company, including in her capacities as Chief Executive Officer and Chairman of the Board, to the fullest extent permitted by applicable law and the Charter Documents, and to cover Ms. Li under any directors’ and officers’ liability insurance obtained by the Company. Further, the Company and Ms. Li agree that, effective as of the date of Ms. Li’s appointment, Ms. Li shall accede to the Company’s existing indemnification arrangements by executing an indemnity agreement substantially in the form of the indemnity agreements dated June 10, 2026 between the Company and its former and current directors and executive officers.

9.	ASSIGNMENT

This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a Change of Control Transaction, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

10.	SEVERABILITY

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provision or application and to this end the provisions of this Agreement are declared to be severable.

11.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between Ms. Li and the Company solely with respect to the terms of the Appointment and supersedes all prior or contemporaneous oral or written agreements solely concerning such subject matter.

For the avoidance of doubt, this Agreement does not supersede, amend or limit the Charter Documents, the resolution appointing Ms. Li, any letter agreement relating to the Company’s initial public offering entered into by Ms. Li, any indemnification agreement between Ms. Li and the Company, any applicable D&O insurance policy, or any committee charter or Company policy applicable to Ms. Li.

12.	GOVERNING LAW; JURISDICTION

This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules. To the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, the Company and Ms. Li hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the British Virgin Islands and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the courts of the British Virgin Islands for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the courts of the British Virgin Islands; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the courts of the British Virgin Islands has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 15 or in such other manner as may be permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, shall be valid and sufficient service thereof.

13.	AMENDMENT

This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

14.	WAIVER

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15.	NOTICES

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

17.	NO INTERPRETATION AGAINST DRAFTER

Each party recognizes that this Agreement is a legally binding contract and acknowledges that such Party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

COMPANY:

OCEAN CAPITAL ACQUISITION CORPORATION

By:	/s/ Wei-Chieh Hao
Name:	Wei-Chieh Hao
Title:	Independent Director and Chairperson of the Corporate Governance and Nominating Committee

DIRECTOR:

By:	/s/ Yiyan Li
Name:	Yiyan Li

[Signature Page to Chief Executive Officer and Director Agreement]